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                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

                      SUNSHINE MINING AND REFINING COMPANY

FOR IMMEDIATE RELEASE                                        CONTACT: MIKE PERRY
                                                                  (208) 786-1541


Sunshine mining and Refining Company (SMRC) wishes to announce that Mike Perry has been appointed to the Board as the sole Director and Officer of the Sunshine Mining and Refining Company and all of its subsidiaries.

Keith McCandlish has resigned as the sole director and President of the company and all of its subsidiaries effective October 04, 2002.

The company's mine in Idaho continues to operate on a "care and maintenance" basis and no other activities by the company are planned for the foreseeable future.

                                          By: /s/ Michael C. Perry
                                          --------------------------------------
                                          Michael C. Perry
                                          President Director